UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 1 to Form 8-K

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 14, 2023

SS INNOVATIONS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Florida	333-216054	47-3478854
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 SE 15th Street, #512 Fort Lauderdale, Florida	33316
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 478-1410

Avra Medical Robotics, Inc.

3259 Progress Drive

Orlando, FL 32826

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

As used in this Form 8-K/A Amendment No. 1 to Current Report on Form 8-K (this “Report”), originally filed with the Securities and Exchange Commission on April 19, 2023, the terms “SSII,” “the Company,” “we,” “us” and “our” refer to SS Innovations International, Inc. f/k/a Avra Medical Robotics, Inc. and its subsidiaries.

All share information set forth in this Report gives effect to a one–for-ten reverse stock split (the “Reverse Stock Split”) effected as of the open of trading on April 17, 2023, as described in Item 2.01 below.

This Report amends the original filing to disclose the historical consolidated financial statements of CardioVentures, Inc. and the proforma financial information required by Items 9.01 (a) and (b) of Form 8-K.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The Merger

On April 14, 2023, the Company (“Closing”), the Company consummated the acquisition by merger of CardioVentures, Inc., a Delaware corporation (“CardioVentures”), pursuant to Merger Agreement dated November 7, 2022 (the “Merger Agreement”), by and among the Company, a wholly owned subsidiary of the Company (“Merger Sub”), CardioVentures and Dr. Sudhir Srivastava, who, through his holding company, owned a controlling interest in CardioVentures.

CardioVentures, through a subsidiary, owns a controlling interest in Sudhir Srivastava Innovations Pvt. Ltd., an Indian private limited company (“SSI-India”). Based in Haryana, India, SSI-India is engaged in the business of developing innovative surgical robotic technologies with a vision to make the benefits of robotic surgery affordable and accessible to a larger part of the global population. SSII’s product range includes its proprietary “SSI Mantra” surgical robotic system and a wide range of surgical instruments capable of supporting a variety of cardiac and other surgical procedures. The Company now intends to focus on the business of SSI-India and has plans to globally expand the presence of its technologically advanced, user-friendly, and cost-effective surgical robotic solutions.

Pursuant to the Merger Agreement, at Closing, Merger Sub merged with and into CardioVentures (the “Merger”). In the Merger, holders of the outstanding shares of common stock of CardioVentures (including certain parties who provided interim convertible financing during the pendency of the Merger Agreement, were issued 135,808,884 shares of SSII common stock, representing approximately 95% of issued and outstanding shares of SSII common stock post-Merger, with the existing shareholders of SSII holding approximately 6,544,344 shares of SSII common stock representing approximately 5% of issued and outstanding shares of SSII common stock post-Merger.

Pursuant to the Merger Agreement, at Closing, the holders of CardioVentures common stock also received shares of newly designated Series A Non-Convertible Preferred Stock (the “Series A Preferred Shares”).

The Series A Preferred Shares vote together with shares of SSII common stock as a single class on all matters presented to a vote of shareholders, except as required by law, and entitle the holders of the Series A Preferred Shares to exercise 51.0% of the total voting power of the Company. The Series A Preferred Shares are not convertible into common stock, do not have any dividend rights and have a nominal liquidation preference. The Series A Preferred Shares also have certain protective provisions, such as requiring the vote of a majority of Series A Preferred Shares to change or amend their rights, powers, privileges, limitations and restrictions. The Series A Preferred Shares will be automatically redeemed by the Company for nominal consideration at such time as the holders of the Series A Preferred Shares own less than 50% of the shares of SSII common stock received in the Merger.

In addition to the foregoing, following Closing, the Company issued 3,818,028 post-Merger shares of SSII common stock to Dr. Frederic Moll, an investor who provided $3,000,000 in interim financing to the Company pending consummation of the Merger. These shares were issued pursuant to the Investment Agreement with Dr. Moll dated April 7, 2023, which was described in and included as an Exhibit to the Company’s Current Report on Form 8-K, dated April 14, 2023.

The securities issued in connection with the Merger and to Dr. Moll were issued pursuant to the exemptions from registration of Section 4(a)(2) of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

As a result of the foregoing, a “Change in Control” of the Company occurred, with Dr. Sudhir Srivastava becoming the Company’s principal and controlling shareholder.

Concurrent with consummation of the Merger, Dr. Sudhir Srivastava, through his holding company, assigned patents, trademarks and other intellectual property used in the development, commercialization, manufacturing and sale of its medical and surgical robotic systems and products (the “SSII Intellectual Property”) to a wholly owned subsidiary of SSII. In consideration thereof, Dr. Srivastava’s holding company will receive a quarterly royalty of three percent (3%) of all “net revenues” (gross revenues actually received less cost of goods sold) generated from the sale or licensing of the SSII Intellectual Property or products or services utilizing the SSII Intellectual Property.

At Closing, the Company’s articles of incorporation were amended to:

1.	change the Company’s corporate name to “SS Innovations International, Inc.;”

2.	effect the one for ten Reverse Stock Split;

3.	authorize the designation of the Series A Preferred Shares; and

4.	increase its authorized common stock to 250,000,000 shares.

The above description of the amendments to the Company’s Amended and Restated Articles of Incorporation is qualified in its entirety by reference to the Articles of Amendment filed with the Florida Secretary of State, a copy of which is filed with this Report as Exhibit 3.1 and incorporated herein by reference.

Changes in Management

At Closing, Alen Sands York and Ettore Tomasetti resigned as directors of the Company and Barry F. Cohen, Dr. Ray Powers and Dr. Farhan Taghizadeh resigned as Chief Executive Officer and Acting Chief Financial Officer, Chief Operating Officer, and Chief Medical Officer of the Company, respectively. Mr. Cohen continues as a director of the Company and assumed the office of Chief Operating Officer–Americas. In addition, Dr. Sudhir Srivastava became a director, Chairman and Chief Executive Officer of SSII, Dr. Vishwajyoti P. Srivastava, the son of Dr. Sudhir Srivastava, became a director and President and Chief Operating Officer–South Asia and Anup Sethi became Chief Financial Officer of the Company.

The following sets forth background information regarding the Company’s new directors and executive officers.

Sudhir Srivastava, M.D.,75, founded the SS Innovations Group of Companies, including SSI India (the “SSI Companies Group”) in 2019 with the objective of launching the development of an advanced, affordable, and accessible surgical robotic system that would benefit many more patients around the world. Dr. Srivastava completed his medical degree in India in 1971 and moved to the United States in 1972, where he underwent a residency in general surgery in St. Louis and further completed his training, including cardiothoracic surgery, at the University of British Columbia Hospitals in Vancouver, Canada. He is double board certified by the American Board of Surgery and Thoracic Surgery. Dr. Srivastava, after moving to Texas to begin his practice in 1981, became heavily involved in advancing minimally invasive cardiac surgical approaches and robotic cardiac surgery procedures during his time in Texas. While in Texas, in 2002 Dr. Srivastava was the founding chairman of Alliance Hospital, which became one of the busiest robotic cardiac centers globally. In 2007, Dr. Srivastava joined the University of Chicago faculty and served as the Director of Robotic Cardiac Surgery to launch their program. In 2009, Dr. Srivastava moved to Atlanta, Georgia, and founded the International College of Robotic Surgery and launched the Robotic Revascularization Program at St. Joseph’s Hospital. While in the United States, he performed over 1400 robotic cardiothoracic procedures, which was the largest experience globally and trained over 350 surgical teams from around the world. His passion and experience took him to various countries around the world, where he helped launch robotic cardiac surgery programs. Dr. Srivastava returned to India in 2011 to establish robotic surgery programs throughout the country during a time when robotic surgery was still nascent in India. He founded the International Centre for Robotic Surgery in Delhi, India, and trained surgeons in different specialties and introduced high level robotic cardiac surgery procedures. Recognizing the high cost and limited access to robotic surgery in India, in 2012, Dr. Srivastava undertook the mission of developing an affordable system that would be technologically advanced, so that many more patients could benefit from robotic cardiac surgery in India and worldwide. His efforts led to the development of the SSI Mantra Surgical Robotic System by the SSI Companies Group, which was commercially introduced in August 2022. Dr. Srivastava is globally recognized as a pioneer and leader in robotic cardiac surgery and has received numerous awards worldwide for advancing the field. Dr. Srivastava has served as Chairman, Managing Director, and Chief Executive Officer of the SSI Companies Group since its founding.

Vishwajyoti P. Srivastava, M.D., 46, joined the SSI Companies Group as President and Chief Operating Officer for South Asia in November 2020. Prior to that, he served as President of OMNI 3DHD from January 2018 to November 2020, where he led the development of a secondary 3D Visualization System that was designed with the objective of giving 3D vision to the entire robotic surgical team. In 2015, Dr. Srivastava served as the COO of a Miami based health and wellness startup, Reshape Inc., that developed an online platform for healthy living initiatives. Dr. Srivastava was also instrumental in the creation of the International College of Robotic Surgery in Atlanta, Georgia, in 2009 as well as the International Centre for Robotic Surgery in New Delhi, India, in 2011. Dr. Srivastava has been deeply involved in the field of surgical robotics since 2008, covering the wide spectrum of clinical applications, teaching and training, tele-mentoring platforms, web-based surgeon didactic training modules, digital media and marketing. Dr. Srivastava graduated from Saint James School of Medicine in Anguilla, receiving his M.D. degree in August 2020. Dr. Srivastava also holds a B.A. in International Studies with a focus on South Asia from the University of Washington in Seattle that he received in 1999. Dr. Srivastava completed all his premedical requirements at Columbia University’s Post Baccalaureate Program in New York City, graduating in 2003. He is fluent in English, Hindi and French.

Anup Kumar Sethi, 58, became Chief Financial Officer of the SSI Companies Group in January 2023 and has been associated with the SSI Companies Group since 2018 on a consulting basis as a financial advisor. For over 10 years prior thereto, he held senior management positions in well-established healthcare companies in India, including Fortis and International Oncology. With close to thirty (30) years of overall experience and having worked in India, China, South Africa, and Nigeria, in organizations of various sizes belonging to a diverse range of industries like automotive tires manufacturing, textiles, digital media and healthcare delivery, Mr. Sethi is very well adapted to building and working with multi-faceted, multi-cultural teams. Mr. Sethi has a FCMA qualification (Fellow Member of Institute of Cost Accountants of India), an Associate membership of CPA, Australia, and has a Certified Financial Planner (CFP) certification from FPSB, with hands-on experience in leading teams in the functional areas of corporate finance, strategy, accounting, compliance and business development.

The Company, through Otto Pvt. Ltd., a wholly owned subsidiary, is party to employment agreements with each of Dr. Sudhir Srivastava, Dr. Vishwajyoti P. Srivastava and Anup Sethi. Dr. Sudhir Srivastava’s employment agreement is for a five (5) year period expiring in November 2024 and provides for an annual base salary of US$600,000. Dr. Vishwajyoti P. Srivastava’s employment agreement is for a five (5) year period expiring in September 2026 and provides for an annual base salary of US$200,000. Mr. Sethi’s employment agreement is for a five (5) year period expiring in January 2028 and provides for an annual base salary of US $175,000. Each of the employment agreements contain customary confidentiality, assignment of proprietary rights, non-competition, and non- solicitation provisions.

The above description of the employment agreements is qualified in its entirety by reference to the copies of such agreements files as Exhibits 10.1, 10.2 and 10.3 to this Report and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth in Item 2.01 of this Current Report on Form 8-K is incorporated into this item by reference.

Item 5.01 Changes in Control of the Registrant.

The disclosure set forth in Item 2.01 of this Current Report on Form 8-K is incorporated into this item by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosure set forth in Item 2.01 of this Current Report on Form 8-K is incorporated into this item by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosure set forth in Item 2.01 of this Current Report on Form 8-K is incorporated into this item by reference.

Item 8.01 Other Events.

On April 19, 2023, the Company issued a press release with respect to consummation of the Merger.

A copy of the press release is filed as Exhibit 99.1 to this Report.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.  The following financial statements of CardioVentures are filed with this Report:

Independent Auditor’s Report

Consolidated Balance Sheets at December 31, 2022 and December 31, 2021

Consolidated Statements of Operations and Shareholders’ Equity for the years ended December 31, 2022, and December 31, 2021

Consolidated Statements of Cash Flows for the years ended December 31, 2022, and December 31, 2021

Notes to Consolidated Financial Statements

Consolidated Balance Sheets at March 31, 2023 and December 31, 2022 (unaudited)

Consolidated Statements of Operations and Shareholders’ Equity for the three-month periods ended March 31, 2023 and March 31, 2022 (unaudited)

Consolidated Statements of Cash Flows for the three-month periods ended March 31, 2023, and March 31, 2022 (unaudited)

Notes to Unaudited Consolidated Financial Statements

(b) Pro forma financial information. The following pro forma financial information of CardioVentures and the Company is filed with this Report:

Unaudited Pro Forma Combined Balance Sheet as at March 31, 2023

Unaudited Pro Forma Combined Statement of Operations for the three months ended March 31, 2023

Unaudited Pro Forma Combined Balance Sheet as at December 31, 2022

Unaudited Pro Forma Combined Statement of Operations for the year ended December 31, 2022

(d) Exhibits

Exhibit No.	Description
3.1	Articles of Amendment to Amended and Restated Articles of Incorporation*
10.1	Employment Agreement with Dr. Sudhir Srivastava*
10.2	Employment Agreement with Dr. Dr. Vishwajyoti P. Srivastava*
10.3	Employment Agreement with Anup Sethi*
99.1	Press Release dated April 19, 2023*
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 26, 2023	SS INNOVATIONS INTERNATIONAL, INC.

	By:	/s/ Sudhir Srivastava
Sudhir Srivastava, M.D. Chairman and Chief Executive Officer

INDEX TO FINANCIAL STATEMENTS AND PRO FORMA FINANCIAL INFORMATION

CARDIOVENTURES, INC.

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of Cardio Ventures, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Cardio Ventures, Inc. as of December 31, 2022 and 2021, the related statements of operations, stockholders’ equity (deficit), and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations and has a significant accumulated deficit. In addition, the Company continues to experience negative cash flows from operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/S/ BF Borgers CPA PC

BF Borgers CPA PC (PCAOB ID 5041)

We have served as the Company’s auditor since 2023

Lakewood, CO

June 26, 2023

CARDIO VENTURES, INC.

CONSOLIDATED BALANCE SHEETS

at December 31, 2022 and December 31, 2021

	December 31,	December 31,
Particulars	2022	2021
ASSETS
Current assets:
Cash and cash equivalents	$216,177	$25,850
Accounts receivable, net of allowances	161,979	100,000
Inventory	855,777	123,519
Prepaids and other current assets	692,242	731,140
Total current assets	1,926,175	980,509

Property, plant, and equipment, net	$377,421	$761,364
Long Term Receivable	430,333	-
Loans & Advances ( Related Party)	1,575,834	-
Total assets	4,309,763	1,741,873
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Bank Overdraft Facility	$3,123,046	$391,176
Notes Payable : AVRA Medical Inc.	3,000,000
Current maturities of long-term debt, bank	120,880	134,476
Accounts payable	618,852	217,808
Deferred tax liability	20,597	9,061
Other accrued liabilities	202,148	216,332
Total current liabilities	$7,085,523	$968,853
Long-term debt, bank	-	134,477
Total liabilities	$7,085,523	$1,103,330
Stockholders’ (deficit) equity :
Common stock, 10,105,000 shares authorized, $0.001 par value, 5,010 shares and 100,010 shares issued and outstanding as of December 31, 2022, and 2021, respectively	$5,001	$100,001
Translation adjustment	15,521	(3,390)
Short Provision for Income Tax	342	(779)
Retained earnings	(3,696,541)	(357,205)
Accumulated other comprehensive income (loss)	899,916	899,916
Total stockholders’ (deficit) equity	(2,775,760)	638,544
Total stockholders’ (deficit) equity	(2,775,760)	638,544
Total liabilities and stockholders’ (deficit) equity	4,309,763	1,741,873

CARDIO VENTURES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND SHAREHOLDERS’ EQUITY

for the year ending December 31, 2022, and December 31, 2021

	December 31,	December 31,
Particulars	2022	2021
Revenue:
Export Of Service	$-	$2,841,332
System Sales	1,438,969	-
Warranty Sales	19,346	-
Total revenue	1,458,315	2,841,332

Cost of revenue:	968,721	881,082

Gross profit	489,594	1,960,249

Operating expenses:
Selling, general and administrative	$3,872,897	$2,322,230
R&D	10,323	62,735

Total operating expenses	3,883,221	2,384,965

Loss from operations	(3,393,626)	(424,716)

Interest and other income, net	$5,134	$1,256

Loss before taxes	(3,388,493)	(423,459)

Net income	(3,388,493)	(423,459)

Net loss per share - basic and diluted	-676	-0

Weighted average common shares outstanding - basic and diluted	5,010	2,856,845

CARDIO VENTURES, INC.

CONDENSED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31,

	December 31,	December 31,
Particulars	2022	2021

CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss	$(3,388,493)	$(542,637)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	119,758	86,982
Investment loss	-	899,916
Translation diff	69,189	(4,904)
Changes in operating assets and liabilities:
Accounts payable and accrued expenses	398,395	(694,657)
Prepaid and other current assets	(755,338)	(449,672)
Net Cash Used in Operating Activities	(3,556,490)	(704,973)

INVESTING ACTIVITIES:
Long Term Receivable	(430,333)	-
Purchase of Fixed Assets	-	(38,964)
Dr. Sudhir Prem Srivastava Loan	(1,575,834)	-
Sale of Fixed Assets	484,510	-
Purchase of Equipment	(220,324)	-
Net Cash Used in Investing Activities	(1,741,981)	(38,964)

FINANCING ACTIVITIES:
Proceeds from Long Term Borrowings	2,583,798	660,129
Proceeds from Notes	3,000,000
Share capital	(95,000)	(287,517)
Net Cash Provided by Financing Activities	5,488,798	372,611

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	190,327	(371,325)

CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD	25,850	397,175

CASH AND CASH EQUIVALENTS - END OF PERIOD	216,177	25,850

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For December 31, 2022, and December 31, 2021

NOTE 1 – FINANCIAL STATEMENTS

Organization

Cardio Ventures Inc., a Delaware registered company, (“the Company”) through its wholly owned downstream subsidiary company, Sudhir Srivastava Innovations Private Limited, a private limited company registered in India, is engaged in the business of development, commercialization, manufacturing, and sale of medical and surgical robotic systems. The Company is structured to invest in four principal areas – surgical robotic systems and its allied accessories, instruments and similar technologies, surgical tools, and surgical robotic training. The Company has a wholly owned subsidiary “Otto Pvt. Ltd.”, a company registered in the Bahamas which, in turn, owns 99.9% of Sudhir Srivastava Innovations Pvt Ltd., India.

Basis of Presentation

The accompanying consolidated financial statements are prepared on the basis of accounting principles generally accepted in the United States of America (“GAAP”). The Company is in the business of assembly, manufacturing and selling of surgical robotic systems and is in its initial revenue growth stage. It is also involved in developing new technologies within the field of medical robotics. Being an initial revenue growth stage enterprise, it is devoting substantial efforts to establishing a new business, financial planning, raising capital, and research into innovative medical robotic products which may become part of the Company’s product portfolio going forward.

Going Concern

The accompanying consolidated financial statements have been prepared assuming the continuation of the Company as a going concern. The Company has recently launched its surgical robotic system in India, and it has so far been well received by the hospitals/medical institutions which is reflected by more orders being received by the Company. The Company has been able to raise financial resources to sustain its operations even though it has a negative working capital situation and operational losses due to its initial stages of operations and revenue growth. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, and expenses. The Company regularly evaluates estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates made by management.

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less at the date of purchase to be cash equivalents.

Inventories

The Company has inventories of spares, components and parts as raw materials, semi-finished robotic systems as Work-in-progress and fully assembled surgical robotic systems and surgical instruments as Finished Goods. These are valued at cost or net realizable value whichever is less.

Loans and Advances:

The Company and its subsidiaries, during the course of their routine business operations, grant loans and advances to directors which are fully recoverable and/or adjustable against the financial assistance, if any, extended by them to the Company or its subsidiaries. The Company and its subsidiaries occasionally grant advances to its staff members which are fully recoverable from their salaries in the following month. Advances paid to suppliers/service providers as per their purchase order terms are fully adjustable against their invoices for supplies of goods or provision of services.

Concentrations of Supplier Risk

The Company is dependent on certain suppliers, some of which are single source suppliers, and the inability of these suppliers to deliver necessary components of the Company’s products in a timely manner at prices, quality levels and volumes that are acceptable, or the Company’s inability to efficiently manage these components from these suppliers, could have a material adverse effect on the Company’s business, prospects, financial condition and operating results.

Revenue Recognition

The Company adopted ASU 2014-09, Revenue from Contracts with Customers, and its related amendments (collectively known as “ASC 606”), effective January 1, 2019, using the modified retrospective transition approach applied to all contracts. Therefore, the reported results for the years ended December 31, 2022, and 2021 reflect the application of ASC 606. Management determined that there were no retroactive adjustments necessary to revenue recognition upon the adoption of the ASU 2014-09. The Company determines revenue recognition through the following steps:

●	Identification of a contract with a customer or placement of a purchase order by the customer.

●	Identification of the performance obligations in the contract or the purchase order as the case may be.

●	Determination of the transaction price which is reflected in the purchase order placed by the customer.

●	Allocation of the transaction price to the performance obligations in the contract; and

●	Recognition of revenue when or as the performance obligations are satisfied as per the terms of the purchase order received from the customer.

Revenue is recognized when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services.

We recognize the revenue at the time when the risk and reward related to that equipment gets transferred immediately when we dispatch. We also sell instruments which are used by surgeons when they use our robotic system for surgeries. These instruments are like consumables for the hospitals, and we recognize the revenues for sale of instruments as and when the risk and reward related to those instruments get transferred immediately when we dispatch. In 2022, we had three surgical robotic systems sold and some instrument sales and the revenue for the same has been included in the P&L of 2022 on the abovementioned basis whereas in 2021, while there were no revenues from assembly, manufacturing and sale of surgical robotic systems and instruments, we had revenues from provision of services under a professional technology services agreement which has since been terminated.

Research and Development Costs

Research and development costs include, but are not limited to, outsourced engineering services, allocated facilities costs, internal engineering and development expenses, materials, internally developed software and related to development of the Company’s products and services and are expensed when incurred.

Our current primary research and development objectives focus on the development of our surgical robotic system and related future technologies. The successful development of this effort involves many uncertainties, including:

●	our ability to recruit and retain skilled engineering staff.

●	timing in finalizing systems design and specifications.

●	successful completion of safety tests.

●	our ability to obtain additional applicable approvals, licenses or certifications from regulatory agencies, if required, and maintaining current approvals, licenses or certifications.

●	performance of a limited number of suppliers for certain raw materials and components.

●	performance of our third-party contractors that support our production and research and development activities including the quality of components and subassemblies; and

●	our ability to maintain rights from third parties for intellectual properties critical to research and development activities.

General and Administrative

●	General and administrative costs primarily consist of all personnel-related expenses for executive management, Sales and Marketing, Manufacturing and assembly and administrative functions, including finance and accounting, legal, and human resources, as well as general corporate expenses like lease rent for the premises leased by the Company, utilities, and general insurance. General and administrative costs also include depreciation on fixed assets.

Property Plant & Equipment

Property Plant & Equipment is recorded at cost and depreciated using the straight-line method at rates determined as per estimated useful lives of the assets. The estimated useful lives used in in calculating depreciation are as follows:

Years
Office furniture and fixtures	4
Plant and equipment	4-8
Motor vehicles	3

Income Taxes

The Company accounts for income taxes in accordance with ASC 740, Accounting for Income Taxes, as clarified by ASC 740-10, Accounting for Uncertainty in Income Taxes. Under this method, deferred income taxes are determined based on the estimated future tax effects of differences between the financial statement and tax basis of assets and liabilities given the provisions of enacted tax laws. Deferred income tax provisions and benefits are based on changes to the assets or liabilities from year to year. In providing for deferred taxes, the Company considers tax regulations of the jurisdictions in which the Company operates, estimates of future taxable income, and available tax planning strategies. If tax regulations, operating results or the ability to implement tax-planning strategies vary, adjustments to the carrying value of deferred tax assets and liabilities may be required. Valuation allowances are recorded related to deferred tax assets based on the “more likely than not” criteria of ASC 740.

ASC 740-10 requires that the Company recognize the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the “more-likely-than-not” threshold, the amount recognized in the financial statements is the largest benefit that has a greater than 50 percent likelihood of being realized upon ultimate settlement with the relevant tax authority.

Long-lived Assets

In accordance with ASC 360, “Property Plant and Equipment”, the Company tests long-lived assets or asset groups for recoverability when events or changes in circumstances indicate that their carrying amount may not be recoverable. Circumstances which could trigger a review include, but are not limited to : significant decreases in the market price of the asset, significant adverse changes in the business climate or legal factors, accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of the asset, current cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset and current expectation that the asset will more than likely not be sold or disposed significantly before the end of its estimated useful life. Recoverability is assessed based on the carrying amount of the asset and its fair value which is generally determined based on the sum of the discounted cash flows expected to result from the use and the eventual disposal of the asset, as well as specific appraisal in certain circumstances. An impairment loss is recognized when the carrying amount is not recoverable and exceeds fair value.

Foreign Currency Translation

The functional currency of the Company is the United States dollar. The functional currency of the Company’s subsidiary company in India is Indian Rupees. The financial statements of the Company’s subsidiaries were translated to United States dollars in accordance with ASC 830, Foreign Currency Translation Matters, using period-end rates of exchange for assets and liabilities, and average rates of exchange for the year for revenues and expenses. Gains and losses arising on foreign currency denominated transactions are included in consolidated financial statements as Translation adjustments in shareholder equity(deficit).

Earnings per share

Basic earning/loss per share are calculated by dividing the net profit or loss for the period attributable to equity shareholders by the weighted average number of shares outstanding during the year.

Fair Value of Financial Instruments

Financial Instrument included in our consolidated financial statements consist principally of accounts receivable, amounts due to/from related parties and promissory notes payable. The carrying amounts of cash and cash equivalents, loans and advances and promissory notes approximate fair value of these financial instruments.

Related Party Disclosure

The disclosure of related party is given below: -

Name of related party and description of relationship

Key Management Personnel	Sudhir Prem Srivastava

Vishwajyoti Srivastava

Associate company	Telegnosis Private Limited

Holding Company	Otto Private Limited

Demand Notes Payable

Sudhir Srivastava Innovations Pvt Ltd has availed a $2,913,210 working capital line of credit facility with HDFC Bank (OD AC 50200060619790) which bears interest at HDFC MCLR i.e. 7.25% p.a. and are secured by a pledge of fixed deposits of $2,872,111 provided by Dr. Sudhir Prem Srivastava and $41,099 provided by the Company. The outstanding balance under this line of credit was $2,762,962 at December 31, 2022. and $391,176 on December 31, 2021.

The abovementioned Overdraft facility is additionally secured by personal guarantee of Dr. Sudhir Prem Srivastava.

Sudhir Srivastava Innovations Pvt Ltd, Company has also availed another Working Capital Overdraft facility of US $ 362,640 with HDFC Bank (OD AC 50200072074161) which bears interest at HDFC MCLR7.25 i.e.% p.a. This facility is primarily secured by a charge over the current assets of the Company. The outstanding balance under this line of credit was $360,084 on December 31, 2022 and $0 at December 31, 2021.

The abovementioned Working Capital Overdraft facility is also additionally secured by personal guarantee of Dr. Sudhir Prem Srivastava.

Subsequent Event:

The Merger

On April 14, 2023, the Company (“Closing”), the Company consummated the acquisition by merger of CardioVentures, Inc., a Delaware corporation (“CardioVentures”), pursuant to Merger Agreement dated November 7, 2022 (the “Merger Agreement”), by and among the Company, a wholly-owned subsidiary of the Company (“Merger Sub”), CardioVentures and Dr. Sudhir Srivastava, who, through his holding company, owned a controlling interest in CardioVentures.

CardioVentures, through a subsidiary, owns a controlling interest in Sudhir Srivastava Innovations Pvt. Ltd., an Indian private limited company (“SSI - India”). Based in Haryana, India, SSI-India is engaged in the business of developing innovative surgical robotic technologies with a vision to make the benefits of robotic surgery affordable and accessible to a larger part of the global population. SSII’s product range includes its proprietary “SSI Mantra” surgical robotic system and a wide range of surgical instruments capable of supporting a variety of cardiac and other surgical procedures. The Company now intends to focus on the business of SSI-India and has plans to globally expand the presence of its technologically advanced, user-friendly, and cost-effective surgical robotic solutions.

Pursuant to the Merger Agreement, at Closing, Merger Sub merged with and into CardioVentures (the “Merger”). In the Merger, holders of the outstanding shares of common stock of CardioVentures (including certain parties who provided interim convertible financing during the pendency of the Merger Agreement, were issued 135,808,884 shares of SSII common stock, representing approximately 95% of issued and outstanding SSII common stock post-Merger, with the existing shareholders of SSII holding approximately 6,544,344 shares of SSII common stock representing approximately 5% of issued and outstanding common stock post-Merger.

In addition to the foregoing, upon completion of the Merger, the holders of SSII common stock received shares of newly designated Series A Non-Convertible Preferred Stock (the “Series A Preferred Shares”).

The Series A Preferred Shares vote together with shares of SSII common stock as a single class on all matters presented to a vote of shareholders, except as required by law and entitle the holders of the Series A Preferred Shares to exercise 51.0% of the total voting power of the Company. The Series A Preferred Shares are not convertible into common stock, do not have any dividend rights and have a nominal liquidation preference. The Series A Preferred Shares also have certain protective provisions, such as requiring the vote of a majority of Series A Preferred Shares to change or amend their rights, powers, privileges, limitations and restrictions. The Series A Preferred Shares are automatically redeemable by the Company for nominal consideration at such time as the holders of the Series A Preferred Shares own less than 50% of the shares of SSII common stock received in the Merger.

In addition to the foregoing, following Closing, the Company issued 3,818,028 post-Merger shares of SSII common stock to Dr. Frederic Moll, an investor who provided $3,000,000 in interim financing to the Company pending consummation of the Merger. These shares were issued pursuant to the Investment Agreement with Dr. Moll dated April 7, 2023, which was described in and included as an Exhibit to the Company’s Current Report on Form 8-K, dated April 14, 2023.

The securities issued in connection with the Merger were issued pursuant to the exemptions from registration of Section 4(a)(2) of the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder.

As a result of the foregoing, a “Change in Control” of the Company occurred, with Dr. Sudhir Srivastava, through his holding company, becoming the Company’s principal and controlling shareholder.

Concurrent with consummation of the Merger, Dr. Sudhir Srivastava, through his subsidiary, assigned patents, trademarks and other intellectual property used in the development, commercialization, manufacturing and sale of its medical and surgical robotic systems and products (the “SSII Intellectual Property”) to a wholly owned subsidiary of SSII. In consideration thereof, Dr. Srivastava, through his holding company, will receive a quarterly royalty of three percent of all “net revenues” (gross revenues actually received less cost of goods sold) generated from the sale or licensing of the SSII Intellectual Property or products or services utilizing the SSII Intellectual Property.

At Closing, the Company’s articles of incorporation were amended to:

1.	change the Company’s corporate name to “SS Innovations International, Inc.;”

2.	effect the one for ten Reverse Stock Split:

3. 4.	authorize the designation of the Series A Preferred Shares; and AVRA shall have increased its authorized common stock to 250,000,000 shares.

CARDIO VENTURES, INC.

CONSOLIDATED BALANCE SHEETS (Unaudited)

at March 31, 2023

	March 31,	December 31,
	2023	2022
ASSETS
Current Assets:
Cash and cash equivalents	$163,097	$216,177
Accounts receivable, net of allowances	1,469,404	161,979
Inventory	1,310,413	855,777
Prepaids and other current assets	69,698	692,242
Total Current Assets	3,012,613	1,926,175

Non- Current Assets:
Property, plant, and equipment, net	419,423	377,421
Long Term Receivable	982,311	430,333
Loans & Advances ( Related Party)	925,584	1,575,834
Total Non-Current Assets	2,327,317	2,383,588
Total Assets	$5,339,930	$4,309,763

LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY
Current Liabilities
Bank Overdraft Facility	$3,863,404	$3,123,046
Notes Payable : AVRA Medical Inc.	5,000,000	3,000,000
Current maturities of long-term debt, bank	-	120,880
Accounts payable	55,457	618,852
Deferred tax liability	20,740	20,597
Other accrued liabilities	186,241	202,148
Total Current Liabilities	9,125,843	7,085,523

Other long-term liabilities	-	-
Total Liabilities	9,125,843	7,085,523

Commitments and contingencies

Stockholders’ (deficit) equity :
Common stock, 10,105,000 shares authorized, $0.001 par value,5,010 shares and 100,010 shares issued and outstanding as of March 31, 2023, and December 31,2022 respectively	5,001	5,001
Translation adjustment	(6,247)	15,523
Short Provision for Income Tax	-	342
Accumulated other comprehensive income (loss)	899,916	899,916
Accumulated deficit	(4,684,582)	(3,696,542)
Total stockholders’ (deficit) equity	(3,785,913)	(2,775,760)
Total liabilities and stockholders’ (deficit) equity	$5,339,930	$4,309,763

CARDIO VENTURES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND SHAREHOLDERS’ EQUITY

for the three-month periods ended March 31, 2023, and March 31, 2022 (unaudited)

	March 31,	March 31,
	2023	2022
REVENUES
System Sales	$1,491,310	-
Warranty Sales	20,069	-
Cost of revenue	(1,000,204)	(333,564)
GROSS (LOSS) PROFIT	511,175	(333,564)

OPERATING EXPENSES:
Selling, general and administrative	1,416,960	(611,132)
TOTAL OPERATING EXPESNES	1,416,960	(611,131)

Loss from operations	(905,785)	(944,695)

OTHER INCOME (EXPENSE):
Interest and other income, net	(82,258)	2,520
TOTAL OTHER (EXPENSE) INCOME	(82,258)	2,520

NET LOSS	(988,042)	(942,174)
Net loss attributable to Cardio Ventures, Inc.	$(988,042)	$(942,174)

Net loss per share - basic and diluted	(197)	(9)
Weighted average	5,010	100,010

CARDIO VENTURES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

for the three-month periods ended March 31, 2023 and March 31, 2022 (Unaudited)

	For the Three Months ended
	2023	2022
Cash flows from operating activities:
Net loss	$(988,042)	$(942,174)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	31,025	15,619
Translation diff	(22,109)	2,210
Prepaid expenses and other assets	(1,139,518)	(838,552)
Accounts payable and accrued expenses	(579,158)	126,662
Net cash used in operating activities	(2,697,802)	(1,636,235)
Cash flows from investing activities:
Long Term Receivable	(551,978)	-
Purchase of property and equipment	(203,955)	-
Sale of property and equipment	130,928	369,843
Net cash used in investing activities	(625,005)	369,843
Cash flows from financing activities:
Proceeds from loan	650,250	(99,010)
Proceeds of Demand Notes Payable	740,358	1,444,227
Repayment of Current maturities of long-term debt, bank	(120,880)	-
Proceeds from Notes	2,000,000	-
Net cash provided by financing activities	3,269,727	1,345,217
Net change in cash	(53,080)	78,825
Cash at beginning of year	216,177	25,850
Cash at end of year	$163,097	$104,675
Supplemental disclosure of cash flow information:
Cash paid for income taxes	-	-
Cash paid for interest	-	-

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

For March 31, 2023 and March 31, 2022

NOTE 1 – FINANCIAL STATEMENTS

Organization

Cardio Ventures Inc., a Delaware registered company, (“the Company”) through its wholly owned downstream subsidiary company, Sudhir Srivastava Innovations Private Limited, a private limited company registered in India, is engaged in the business of development, commercialization, manufacturing and sale of medical and surgical robotic systems. The Company is structured to invest in four principal areas – surgical robotic systems and its allied accessories, instruments and similar technologies, surgical tools, and surgical robotic training. The Company has a wholly owned subsidiary “Otto Pvt. Ltd.”, a company registered in the Bahamas which, in turn, owns 99.23% of Sudhir Srivastava Innovations Pvt Ltd., India.

Basis of Presentation

The accompanying consolidated financial statements are prepared on the basis of accounting principles generally accepted in the United States of America (“GAAP”). The Company is in the business of assembly, manufacturing and selling of surgical robotic systems and is in its initial revenue growth stage. It is also involved in developing new technologies within the field of medical robotics. Being an initial revenue growth stage enterprise, it is devoting substantial efforts to establishing a new business, financial planning, raising capital, and research into innovative medical robotic products which may become part of the Company’s product portfolio going forward.

Going Concern

The accompanying consolidated financial statements have been prepared assuming the continuation of the Company as a going concern. The Company has recently launched its surgical robotic system in India, and it has so far been well received by the hospitals/medical institutions which is reflected by more orders being received by the Company. The Company has been able to raise financial resources to sustain its operations even though it has a negative working capital situation and operational losses due to its initial stages of operations and revenue growth. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, and expenses. The Company regularly evaluates estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates made by management.

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less at the date of purchase to be cash equivalents.

Inventories

The Company has inventories of spares, components and parts as raw materials, semi-finished robotic systems as Work-in-progress and fully assembled surgical robotic systems and surgical instruments as Finished Goods. These are valued at cost or net realizable value whichever is less.

Loans and Advances

The Company and its subsidiaries, during the course of their routine business operations, grant loans and advances to directors which are fully recoverable and/or adjustable against the financial assistance, if any, extended by them to the Company or its subsidiaries. The Company and its subsidiaries occasionally grant advances to its staff members which are fully recoverable from their salaries in the following month. Advances paid to suppliers/service providers as per their purchase order terms are fully adjustable against their invoices for supplies of goods or provision of services.

Concentrations of Supplier Risk

The Company is dependent on certain suppliers, some of which are single source suppliers, and the inability of these suppliers to deliver necessary components of the Company’s products in a timely manner at prices, quality levels and volumes that are acceptable, or the Company’s inability to efficiently manage these components from these suppliers, could have a material adverse effect on the Company’s business, prospects, financial condition and operating results.

Revenue Recognition

The Company adopted ASU 2014-09, Revenue from Contracts with Customers, and its related amendments (collectively known as “ASC 606”), effective January 1, 2019, using the modified retrospective transition approach applied to all contracts. Therefore, the reported results for the period ended March 31, 2023, and 2022 reflect the application of ASC 606. Management determined that there were no retroactive adjustments necessary to revenue recognition upon the adoption of the ASU 2014-09. The Company determines revenue recognition through the following steps:

●	Identification of a contract with a customer or placement of a purchase order by the customer.

●	Identification of the performance obligations in the contract or the purchase order as the case may be.

●	Determination of the transaction price which is reflected in the purchase order placed by the customer.

●	Allocation of the transaction price to the performance obligations in the contract; and

●	Recognition of revenue when or as the performance obligations are satisfied as per the terms of the purchase order received from the customer.

Revenue is recognized when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services.

We recognize the revenue at the time when the risk and reward related to that equipment gets transferred immediately when we dispatch. We also sell instruments which are used by surgeons when they use our robotic system for surgeries. These instruments are like consumables for the hospitals, and we recognize the revenues for sale of instruments as and when the risk and reward related to those instruments get transferred immediately when we dispatch. In 202, we had three surgical robotic systems sold and some instrument sales and the revenue for the same has been included in the P&L of 2023 on the abovementioned basis whereas in 2022, while there were no revenues from assembly, manufacturing and sale of surgical robotic systems and instruments, we had revenues from provision of services under a professional technology services agreement which has since been terminated.

Research and Development Costs

Research and development costs include, but are not limited to, outsourced engineering services, allocated facilities costs, internal engineering and development expenses, materials, internally developed software and related to development of the Company’s products and services and are expensed when incurred.

Our current primary research and development objectives focus on the development of our surgical robotic system and related future technologies. The successful development of this effort involves many uncertainties, including:

●	our ability to recruit and retain skilled engineering staff.

●	timing in finalizing systems design and specifications.

●	successful completion of safety tests.

●	our ability to obtain additional applicable approvals, licenses or certifications from regulatory agencies, if required, and maintaining current approvals, licenses or certifications.

●	performance of a limited number of suppliers for certain raw materials and components.

●	performance of our third-party contractors that support our production and research and development activities including the quality of components and subassemblies; and

●	our ability to maintain rights from third parties for intellectual properties critical to research and development activities.

General and Administrative

●	General and administrative costs primarily consist of all personnel-related expenses for executive management, Sales and Marketing, Manufacturing and assembly and administrative functions, including finance and accounting, legal, and human resources, as well as general corporate expenses like lease rent for the premises leased by the Company, utilities and general insurance. General and administrative costs also include depreciation on fixed assets.

Property Plant & Equipment

Property Plant & Equipment is recorded at cost and depreciated using the straight-line method at rates determined as per estimated useful lives of the assets. The estimated useful lives used in in calculating depreciation are as follows:

Years
Office furniture and fixtures	4
Plant and equipment	4-8
Motor vehicles	3

Income Taxes

The Company accounts for income taxes in accordance with ASC 740, Accounting for Income Taxes, as clarified by ASC 740-10, Accounting for Uncertainty in Income Taxes. Under this method, deferred income taxes are determined based on the estimated future tax effects of differences between the financial statement and tax basis of assets and liabilities given the provisions of enacted tax laws. Deferred income tax provisions and benefits are based on changes to the assets or liabilities from year to year. In providing for deferred taxes, the Company considers tax regulations of the jurisdictions in which the Company operates, estimates of future taxable income, and available tax planning strategies. If tax regulations, operating results, or the ability to implement tax-planning strategies vary, adjustments to the carrying value of deferred tax assets and liabilities may be required. Valuation allowances are recorded related to deferred tax assets based on the “more likely than not” criteria of ASC 740.

ASC 740-10 requires that the Company recognize the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the “more-likely-than-not” threshold, the amount recognized in the financial statements is the largest benefit that has a greater than 50 percent likelihood of being realized upon ultimate settlement with the relevant tax authority.

Long-lived Assets

In accordance with ASC 360, “Property Plant and Equipment”, the Company tests long-lived assets or asset groups for recoverability when events or changes in circumstances indicate that their carrying amount may not be recoverable. Circumstances which could trigger a review include, but are not limited to : significant decreases in the market price of the asset; significant adverse changes in the business climate or legal factors; accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of the asset; current cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset and current expectation that the asset will more than likely not be sold or disposed significantly before the end of its estimated useful life. Recoverability is assessed based on the carrying amount of the asset and its fair value which is generally determined based on the sum of the discounted cash flows expected to result from the use and the eventual disposal of the asset, as well as specific appraisal in certain circumstances. An impairment loss is recognized when the carrying amount is not recoverable and exceeds fair value.

Foreign Currency Translation

The functional currency of the Company is the United States dollar. The functional currency of the Company’s subsidiary company in India is Indian Rupees. The financial statements of the Company’s subsidiaries were translated to United States dollars in accordance with ASC 830, Foreign Currency Translation Matters, using period-end rates of exchange for assets and liabilities, and average rates of exchange for the year for revenues and expenses. Gains and losses arising on foreign currency denominated transactions are included in consolidated financial statements as Translation adjustments in shareholder equity(deficit).

Earnings per share

Basic earning/loss per share are calculated by dividing the net profit or loss for the period attributable to equity shareholders by the weighted average number of shares outstanding during the period.

Fair Value of Financial Instruments

Financial Instrument included in our consolidated financial statements consist principally of accounts receivable, amounts due to/from related parties and promissory notes payable. The carrying amounts of cash and cash equivalents, loans and advances and promissory notes approximate fair value of these financial instruments.

Related Party Disclosure

The disclosure of related party is given below: -

Name of related party and description of relationship

Key Management Personnel	Sudhir Prem Srivastava

Vishwajyoti Srivastava

Associate company	Telegnosis Private Limited

Holding Company	Otto Private Limited

Demand Notes Payable

Sudhir Srivastava Innovations Pvt Ltd has availed a $3,706,485 working capital line of credit facility with HDFC Bank (OD AC 50200060619790) which bears interest at HDFC MCLR i.e. 7.25% p.a. and are secured by a pledge of fixed deposits of $3,456,552 provided by Dr. Sudhir Prem Srivastava and $41,386 provided by the Company. The outstanding balance under this line of credit was $3,497,938 at March 31, 2023. and $2,762,962 at December 31, 2022.

The abovementioned Overdraft facility is additionally secured by personal guarantee of Dr. Sudhir Prem Srivastava.

Sudhir Srivastava Innovations Pvt Ltd, Company has also availed another Working Capital Overdraft facility of US$ 365,171 with HDFC Bank (OD AC 50200072074161) which bears interest at HDFC MCLR i.e 7.25.% p.a. This facility is primarily secured by a charge over the current assets of the Company. The outstanding balance under this line of credit was $365,466 at March 31, 2023 and $360,084 at December 31, 2022.

The abovementioned Working Capital Overdraft facility is also additionally secured by personal guarantee of Dr. Sudhir Prem Srivastava.

Subsequent Event:

The Merger

On April 14, 2023, the Company (“Closing”), the Company consummated the acquisition by merger of CardioVentures, Inc., a Delaware corporation (“CardioVentures”), pursuant to Merger Agreement dated November 7, 2022 (the “Merger Agreement”), by and among the Company, a wholly owned subsidiary of the Company (“Merger Sub”), CardioVentures and Dr. Sudhir Srivastava, who, through his holding company, owned a controlling interest in CardioVentures.

CardioVentures, through a subsidiary, owns a controlling interest in Sudhir Srivastava Innovations Pvt. Ltd., an Indian private limited company (“SSI - India”). Based in Haryana, India, SSI-India is engaged in the business of developing innovative surgical robotic technologies with a vision to make the benefits of robotic surgery affordable and accessible to a larger part of the global population. SSII’s product range includes its proprietary “SSI Mantra” surgical robotic system and a wide range of surgical instruments capable of supporting a variety of cardiac and other surgical procedures. The Company now intends to focus on the business of SSI-India and has plans to globally expand the presence of its technologically advanced, user-friendly, and cost-effective surgical robotic solutions.

Pursuant to the Merger Agreement, at Closing, Merger Sub merged with and into CardioVentures (the “Merger”). In the Merger, holders of the outstanding shares of common stock of Cardio Ventures (including certain parties who provided interim convertible financing during the pendency of the Merger Agreement, were issued 135,808,884 shares of SSII common stock, representing approximately 95% of issued and outstanding SSII common stock post-Merger, with the existing shareholders of SSII holding approximately 6,544,344 shares of SSII common stock representing approximately 5% of issued and outstanding common stock post-Merger.

In addition to the foregoing, upon completion of the Merger, the holders of SSII common stock received shares of newly designated Series A Non-Convertible Preferred Stock (the “Series A Preferred Shares”).

The Series A Preferred Shares vote together with shares of SSII common stock as a single class on all matters presented to a vote of shareholders, except as required by law and entitle the holders of the Series A Preferred Shares to exercise 51.0% of the total voting power of the Company. The Series A Preferred Shares are not convertible into common stock, do not have any dividend rights and have a nominal liquidation preference. The Series A Preferred Shares also have certain protective provisions, such as requiring the vote of a majority of Series A Preferred Shares to change or amend their rights, powers, privileges, limitations and restrictions. The Series A Preferred Shares are automatically redeemable by the Company for nominal consideration at such time as the holders of the Series A Preferred Shares own less than 50% of the shares of SSII common stock received in the Merger.

In addition to the foregoing, following Closing, the Company issued 3,818,028 post-Merger shares of SSII common stock to Dr. Frederic Moll, an investor who provided $5,000,000 interim financing to the Company pending consummation of the Merger. These shares were issued pursuant to the Investment Agreement with Dr. Moll dated April 7, 2023, which was described in and included as an Exhibit to the Company’s Current Report on Form 8-K dated April 14, 2023.

The securities issued in connection with the Merger were issued pursuant to the exemptions from registration of Section 4(a)(2) of the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder.

As a result of the foregoing, a “Change in Control” of the Company occurred, with Dr. Sudhir Srivastava, through his holding company, becoming the Company’s principal and controlling shareholder.

Concurrent with consummation of the Merger, Dr. Sudhir Srivastava, through his subsidiary, assigned patents, trademarks and other intellectual property used in the development, commercialization, manufacturing and sale of its medical and surgical robotic systems and products (the “SSII Intellectual Property”) to a wholly owned subsidiary of SSII. In consideration thereof, Dr. Srivastava, through his holding company, will receive a quarterly royalty of three percent of all “net revenues” (gross revenues actually received less cost of goods sold) generated from the sale or licensing of the SSII Intellectual Property or products or services utilizing the SSII Intellectual Property.

At Closing, the Company’s articles of incorporation were amended to:

1.	change the Company’s corporate name to “SS Innovations International, Inc.;”

2.	effect the one for ten Reverse Stock Split;

3.	authorize the designation of the Series A Preferred Shares; and
4.	AVRA shall have increased its authorized common stock to 250,000,000 shares.

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION FOR THE YEARS ENDED MARCH 31, 2023.

SS INNOVATIONS INTERNATIONAL INC.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
FOR THE PERIOD ENDED MARCH 31, 2023

ASSETS	AVRA Medical Robotics, INC.	Cardio Ventures Inc.	Pro Forma Adjustments	Notes	Pro Forma Combined
CURRENT ASSETS
Cash and cash equivalents	$448,543	$163,097	-		$611,640
Accounts receivable, net of allowances	-	$1,469,404	-		$1,469,404
Other prepaid expenses and deposit	8,678	$69,698	-		$78,376
Notes Receivables - Acquisition	5,000,000	$-	(5,000,000)	(a)	$-
Inventory	-	$1,310,413	-		$1,310,413
TOTAL CURRENT ASSETS	5,457,221	$3,012,613	$(5,000,000)		$3,469,834

Equipment	$9,120	$419,423	-		$428,543
Long Term Receivable		$982,311			$982,311
Loans & Advances ( Related Party)	$-	$925,584	1,000,000	(c )	$1,925,584
TOTAL OTHER ASSETS	$9,120	$2,327,318	$1,000,000		$3,336,438

TOTAL ASSETS	$5,466,341	$5,339,930	$(4,000,000)		$6,806,271

LIABILITIES AND OWNER’S EQUITY
CURRENT LIABILITIES
Bank Overdraft Facility	$-	$3,863,404	-		$3,863,404
Notes payable - related party	5,000,000	$5,000,000	(5,000,000)	(a)	$-
			(5,000,000)	(b)
Accounts payable	-	$55,457	-		$55,457
Deferred tax liability	-	$20,740	-		$20,740
Accrued Expenses	5,700	$186,241	-		$191,941
Accrued Interest	113,227	$-	(113,227)	(c)	$-
TOTAL CURRENT LIABILITIES	$5,118,927	$9,125,843	$(10,113,227)		$4,131,542
STOCKHOLDERS’ DEFICIT:
Common Stock	6,544	$5,001			$11,545
Additional paid in capital	13,036,260		5,113,227	(b)	$19,174,802
			1,025,315	(c)
Translation adjustment		$(6,247)			$(6,247)
Accumulated other comprehensive income (loss)		899,916			$899,916
Accumulated deficit	(12,695,390)	(4,684,582)	(25,315)	(c)	$(17,405,287)
TOTAL OWNER’S EQUITY	$347,414	$(3,785,913)	$6,113,227		$2,674,729

TOTAL LIABILITIES AND OWNER’S EQUITY	$5,466,341	$5,339,930	$(4,000,000)		$6,806,271

SS INNOVATIONS INTERNATIONAL INC.

PROFORMA STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED MARCH 31, 2023

REVENUE	AVRA Medical Robotics, INC.	Cardio Ventures Inc.	Pro Forma Adjustments	Notes	Pro Forma Combined
Sales	$-	$1,511,379			$-
Revenue	$-	$1,511,379			$-
Cost of Sales		$1,000,204			$1,000,204
Total Cost of Sales		$1,000,204			$1,000,204
Income (loss) from operations	$-	$511,175			$511,175

General and administrative expenses
Selling, general and administrative	$2,057,067	$1,416,960			$3,474,027
Total General and administrative expenses	$2,057,067	$1,416,960			$3,474,027

Interest and other income, net	$(52,747)	$82,257	$25,315	(c)	$54,825
Net Income( loss)	$(2,004,320)	$(988,042)	$(25,315)		$(3,017,677)

Loss per common share - basic and diluted	-0.03	-197			$(0)
Weighted average common shares outstanding (Basic)	61,705,851	5010			$61,705,851

Notes to Unaudited Pro Forma Condensed Combined Financial Information

Note 1 — Basis of Presentation

The Company’s historical consolidated financial statements have been adjusted in the pro forma condensed combined financial statements to give effect to pro forma events that are (i) directly attributable to the business combination, (ii) factually supportable, and (iii) with respect to the pro forma condensed combined statements of operations, expected to have a continuing impact on the combined results following the business combination.

The pro forma combined financial statements do not necessarily reflect what the combined Company’s financial condition or results of operations would have been had the acquisition occurred on the dates indicated. They also may not be useful in predicting the future financial condition and results of operations of the combined Company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The combined pro forma financial information does not reflect the realization of any expected cost savings or other synergies from the acquisition of Avra Medical Robotics, Inc. as a result of restructuring activities and other planned cost savings initiatives following the completion of the business combination.

Pursuant to the Merger Agreement, at Closing, Merger Sub merged with and into CardioVentures (the “Merger”). In the Merger, holders of the outstanding shares of common stock of CardioVentures (including certain parties who provided interim convertible financing during the pendency of the Merger Agreement, were issued 135,808,884 shares of SSII common stock, representing approximately 95% of issued and outstanding shares of SSII common stock post-Merger, with the existing shareholders of SSII holding approximately 6,544,344 shares of SSII common stock representing approximately 5% of issued and outstanding shares of SSII common stock post-Merger. Total shares issued thereof are 142,353,228, out of which 5% is related to AVRA i.e., 6,544,344 shares and the remaining 95% i.e. 135,808,884 are new issuance.

Note 2 – Pro Forma Adjustments

a)	Represents the elimination of AVRA Medical Robotics Inc Notes Receivables and the Cardio Ventures Inc. Notes Payable from the acquisition.

b)	Represents the conversion of Notes Payable into 7,647,871 shares of common stock valued at $6,138,542 in merger with AVRA Medical Robotics Inc., and Cardio Ventures Inc.

c)	Represents the adjustment for remaining 1,000,000 notes payable issued after 31st March 2023 and its conversion into shares as on date of merger.

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION FOR THE YEARS ENDED DECEMBER 31, 2022

SS INNOVATIONS INTERNATIONAL INC.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
FOR THE YEARS ENDED DECEMBER 31, 2022

ASSETS	AVRA Medical Robotics, Inc.	Cardio Ventures Inc.	Pro Forma Adjustments	Notes	Pro Forma Combined
CURRENT ASSETS
Cash and cash equivalents	$1,351,364	$216,177	-		$1,567,541
Accounts receivable, net of allowances	-	161,979	-		161,979
Notes Receivables - Acquisition	3,000,000	-	(3,000,000)	(a)	-
Inventory	-	855,777	-		855,777
Prepaids and other current assets	8,678.00	$692,242	-		$700,920
Total Current Assets	$4,360,042	$1,926,175	$(3,000,000)		$3,286,217
Property, plant, and equipment, net	11,399	$377,421	-		388,820
Long Term Receivable		$430,333			430,333
Loans & Advances ( Related Party)	-	$1,575,834	2,000,000	(c)	3,575,834
Total Non Current Assets	$11,399	$2,383,588	$2,000,000		$4,394,987
TOTAL ASSETS	$4,371,442	$4,309,763	$(1,000,000)		$7,681,204

LIABILITIES AND OWNER’S EQUITY
CURRENT LIABILITIES
Bank Overdraft Facility	$-	$3,123,046	-		$3,123,046
Notes payable - related party	4,000,000	3,000,000	(3,000,000)	(a)	-
			(4,000,000)	(b)
Current maturities of long-term debt, bank	-	120,880	-		120,880
Accounts payable	-	618,852	-		618,852
Deferred tax liability	-	20,597	-		20,597
Accrued Expenses	5,700.00	202,148	-		207,848
Accrued Interest	45,529	-	(45,529)	(b)	$-
Total Current Liabilities	4,051,229	7,085,523	$(7,045,529)		$4,091,223
Stockholders’ (deficit)/equity:
Common stock	5,389	5,001	$7,649	(c)	18,039
Translation Adjustments		15,521		(c)	15,521
Additional paid in capital	11,005,895		$4,045,529	(b)	17,136,789
			$2,085,365	(c)
Accumulated other comprehensive income (loss)		899,916			899,916
Accumulated deficit	(10,691,071)	(3,696,198)	$(93,014)	(c)	$(14,480,283)
Total stockholders’ (deficit) equity	320,213	$(2,775,760)	$6,045,529		$3,589,982

TOTAL LIABILITIES AND OWNER’S EQUITY	$4,371,442	$4,309,763	$(1,000,000)		$7,681,205

SS INNOVATIONS INTERNATIONAL INC.
PROFORMA STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2022

REVENUE	AVRA Medical Robotics, Inc.	Cardio Ventures Inc.	Pro Forma Adjustments	Notes	Pro Forma Combined
Revenue
Sales	$-	$1,458,315			$1,458,315
Total Revenue	$-	$1,458,315			$1,458,315
Cost of Revenue		$968,721			$968,721
Total Cost of Sales		$968,721			$968,721
Gross Profit (Loss)	$-	$489,594			$489,594
Operating expenses
Selling, general and administrative	$1,239,179	$3,872,897			$5,112,076
R&D	72,959	10,323			$83,282
Compensation Expense	1,135,468				$1,135,468
Total Operating expenses	$2,447,606	$3,883,220			$6,330,826
Other Income & expenses, net	234,594	5,134	(93,014)	(c)	$146,714
Net income	$(2,213,012)	$(3,388,492)	$(93,014)		$(5,694,518)

Weighted average common shares outstanding - basic and diluted	40,878,824	5,010			40,878,824
Net loss per common share - basic and diluted	(0.05)	(676.35)			(0.14)

Notes to Unaudited Pro Forma Condensed Combined Financial Information

Note 1 — Basis of Presentation

The Company’s historical consolidated financial statements have been adjusted in the pro forma condensed combined financial statements to give effect to pro forma events that are (i) directly attributable to the business combination, (ii) factually supportable, and (iii) with respect to the pro forma condensed combined statements of operations, expected to have a continuing impact on the combined results following the business combination.

The business combination was accounted for under the acquisition method of accounting in accordance with ASC Topic 805, Business Combinations. As the acquirer for accounting purposes, the Company has estimated the fair value of AVRA MEDICAL ROBOTICS, INC.’s assets acquired, and liabilities assumed and conformed to the accounting policies of the acquired company to its own accounting policies.

The pro forma combined financial statements do not necessarily reflect what the combined Company’s financial condition or results of operations would have been had the acquisition occurred on the dates indicated. They also may not be useful in predicting the future financial condition and results of operations of the combined Company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The combined pro forma financial information does not reflect the realization of any expected cost savings or other synergies from the acquisition of AVRA MEDICAL ROBOTICS, INC. as a result of restructuring activities and other planned cost savings initiatives following the completion of the business combination.

Pursuant to the Merger Agreement, at Closing, Merger Sub merged with and into CardioVentures (the “Merger”). In the Merger, holders of the outstanding shares of common stock of CardioVentures (including certain parties who provided interim convertible financing during the pendency of the Merger Agreement, were issued 135,808,884 shares of SSII common stock, representing approximately 95% of issued and outstanding shares of SSII common stock post-Merger, with the existing shareholders of SSII holding approximately 6,544,344 shares of SSII common stock representing approximately 5% of issued and outstanding shares of SSII common stock post-Merger..

Note 2 – Pro Forma Adjustments

a)	Represents the elimination of AVRA Medical Robotics Inc Notes Receivables and the Notes Payable from the acquisition.

b)	Represents the conversion of Notes Payable of $4,045,529 into additional Paid-up capital upon the Merger.

c)	Represents the adjustment for remaining 2,000,000 notes payable issued after 31st December 2022 and accrued interest of $93,014 and its conversion into shares of 7,647,871 as on date of merger.